Exhibit 99.1 NEWS RELEASE

February 12, 2021
Noble Midstream Partners Reports Fourth-Quarter and Full-Year 2020 Results
More than $185 million in Free Cash Flow1 Expected in 2021
Houston - Noble Midstream Partners LP (NASDAQ: NBLX) (“Noble Midstream” or the “Partnership”) today reported fourth-quarter and full-year 2020 financial and operational results. The Partnership’s results are consolidated to include Noble Midstream’s 54.4% ownership of Black Diamond Gathering, LLC (“Black Diamond Gathering”). References to Equity Method Investments pertain to Noble Midstream’s equity interests in joint ventures that are not wholly-owned by the Partnership.
Certain results are shown as “attributable to the Partnership,” which exclude the noncontrolling interests in Black Diamond Gathering retained by Greenfield Midstream. Noble Midstream believes the results “attributable to the Partnership” provide the best representation of the ongoing operations from which the Partnership’s unitholders will benefit.
Fourth-Quarter 2020 and Recent Highlights
•Generated $40 million Net Income Attributable to the Partnership, $85 million Net Cash Provided by Operating Activities, and $95 million in Adjusted Net EBITDA1,2
•Self-funded $7 million in net organic capital expenditures and $23 million in equity method investments
•Gathered 286,000 gross barrels of oil and gas equivalent per day (Boe/d) and 146,000 barrels of produced water per day (Bw/d)
•Delivered 89,000 Bw/d fresh water as producer activity resumes across the Partnership’s dedication areas
•Transported 768,000 gross (170,000 net) barrels of oil per day (Bbl/d) across intermediate and long-haul pipeline equity interests
•Reduced flaring intensity in the Delaware Basin 53% and overall volume of unintentional releases by 90+% year-over-year

2021 Investment Program and Operational Guidance
•$155 to $185 million in Net Income, $360 to $395 million in Adjusted Net EBITDA1,2 and $185 to $220 million in Free Cash Flow1
•Total capital investments of $80 to $110 million, including net organic capital expenditures of $65 to $85 million
•275,000 to 305,000 Boe/d of oil and gas gathering volumes and 120,000 to 140,000 Bw/d of produced water gathering volumes
•Leverage of 3.6x to 4.0x Net Debt to Trailing Twelve Months (TTM) EBITDA1
Robin Fielder, Chief Executive Officer of the Partnership stated, “Noble Midstream exited 2020 with five additional liquids transmission projects in-service while achieving material operating and capital cost savings during the year. These accomplishments, coupled with the resumption of completion activity late in 2020, position the Partnership for enhanced capital efficiency and returns. Our 2021 capital program is focused primarily on short-cycle investments, and we expect to generate material free cash flow and reduce leverage.”

4Q20
Gross Volumes	Actuals
Oil and Gas Gathered (MBoe/d)	286
Produced Water Gathered (MBw/d)	146
Fresh Water Delivered (MBw/d)	89

Financials (in millions)
Net Income Attributable to the Partnership	$40
Net Cash Provided by Operating Activities	$85
Adjusted Net EBITDA[1,2]	$95
Distributable Cash Flow[1]	$74
Net Debt to Trailing Twelve Months Adjusted Net EBITDA[1]	4.1x
Organic Capital, Excluding Equity Investments	$7

Operational Momentum into New Year
Fourth-quarter 2020 revenues totaled $207 million, up 11% sequentially, due to an increase in fresh water delivery revenue and third-party crude oil sales. Affiliate oil and gas gathering revenue of $76 million and third-party oil and gas gathering revenue of $18 million both decreased 5% sequentially due to natural field declines.
Operating expenses for the fourth quarter totaled $149 million with $26 million in direct operating expenses. Direct operating expenses increased sequentially due to higher fresh water delivery volumes and one-time maintenance costs. The Partnership achieved more than $20 million in annual, overall direct operating cost savings, with roughly half sustainable at current activity levels. Investment income losses were $9 million, related to costs associated with the continued ramp in the EPIC and Delaware Crossing Pipelines.
The Partnership reported fourth-quarter 2020 Net Cash Provided by Operating Activities of $85 million and Adjusted Net EBITDA1,2 of $95 million. For the year, the Partnership generated $377 million in Net Cash Provided by

Operating Activities and $393 million in Adjusted Net EBITDA1,2, above the midpoint of 2020 updated annual guidance range.
For the fourth-quarter 2020, maintenance capital expenditures and cash interest expense attributable to the Partnership totaled $7 million and $6 million, respectively, leading to $74 million Distributable Cash Flow1 attributable to the Partnership.
Noble Midstream invested $7 million in fourth-quarter net organic capital expenditures with full year 2020 net capital of $63 million, below the lower end of the updated annual guidance range. Net equity method investments during the quarter totaled $23 million, including $17 million for EPIC Y-Grade and $5 million for EPIC Crude. For the year, net equity investment capital equaled $239 million.
Completion Activity Returned to Both Basins
In the Partnership’s wholly-owned DJ Basin assets, oil and gas gathering volumes averaged 154,000 Boe/d, down 10% sequentially, and produced water volumes averaged 29,000 Bw/d, flat sequentially. Noble Midstream connected 9 affiliate wells and 12 third-party wells in the DJ Basin. Fresh water delivery volumes averaged 89,000 Bw/d, and the Partnership delivered fresh water to 19 affiliate wells in the quarter. DJ Basin net capital expenditures totaled $0.9 million.
Black Diamond oil gathering throughput volumes averaged 66,000 Bo/d, excluding marketing volumes of 19,000 Bbl/d. Black Diamond connected 22 wells across 3 customers, totaling $1.6 million in fourth-quarter net capital expenditures.
In the Delaware Basin, quarterly oil and gas gathering throughput was 66,000 Boe/d, down 8% sequentially, and produced water gathering volumes were 117,000 Bw/d, down 7% from the third quarter. The Partnership connected 8 affiliate wells and had Delaware Basin net capital expenditures of $4.5 million.
Equity Method Investment Pipelines In Service
The Partnership averaged gross throughput of 768,000 Bbl/d (170,000 net) across its intermediate and long-haul transmission systems. Fourth-quarter equity method investment volumes and cash flows decreased sequentially due to an operational closure at the EPIC marine terminal.
Fourth-quarter 2020 Saddlehorn throughput averaged approximately 164,000 Bo/d. The 100,000 Bbl/d expansion is has been completed in the first-quarter 2021. Volumes on the Advantage Pipeline system averaged 65,000 Bo/d, sequentially flat compared to the third-quarter 2020. Delaware Crossing averaged 18,000 Bbl/d in gathering and transportation volumes.

Fourth-Quarter Debt Reduction and Quarterly Distribution
As of December 31, 2020, the Partnership had $456 million in liquidity and $1.6 billion in total debt. During the quarter, Noble Midstream reduced its total debt balance by $35 million.
Noble Midstream’s current debt obligation of $500 million matures July 31, 2021. The Partnership is evaluating refinancing options with Chevron to address this obligation.
On January 22, 2021, the Board of Directors of Noble Midstream’s general partner, Noble Midstream GP LLC, declared a fourth-quarter cash distribution of $0.1875 per unit, flat versus third-quarter 2020.
2021 Outlook Highlighted by Growth in Free Cash Flow1 Generation
Noble Midstream is reinstating oil, gas, and produced water volume guidance and estimates 2021 gross oil and gas gathering and sales volumes of 275,000 to 305,000 Boe/d and produced water volumes of 120,000 to 140,000 Bw/d.
In 2021, Noble Midstream anticipates 250 to 300 affiliate and third-party well connections in the DJ and Delaware basins. The Partnership anticipates 50 to 60 Chevron-affiliate well connections, including 45 to 55 connections in the Mustang Integrated Development Plan Area in the DJ Basin.
Third-party connection activity is anticipated to ramp up in 2021 with more than 175 well connections in the DJ Basin and 10 to 15 connections across multiple operators in the Delaware Basin. The Partnership anticipates connection activity to be first-half weighted in 2021 with more than 30 connections on wholly-owned dedication areas and more than 60 connections on Black Diamond dedication areas in the first-quarter 2021.
Noble Midstream is anticipating 2021 total capital expenditures of $80 to $110 million, including the EPIC Crude marine terminal construction and EPIC Y-Grade raw NGL line to Sweeny, Texas, associated with the BANGL joint venture.
The Partnership anticipates the midpoint of its Net Income Attributable to the Partnership to be $170 million with 2021 Adjusted Net EBITDA1,2 of $360 to $395 million. At current activity levels, the Partnership estimates a range of $185 to $220 million in Free Cash Flow1 generation in 2021.
Net Debt to TTM Adjusted Net EBITDA1 expectations are anticipated to be 3.6x to 4.0x.

	2021 Guidance
Financials (in millions)

Net Income	$155		$185
Adjusted Net EBITDA [1,2]	$360	-	$395
Free Cash Flow [1]	$185	-	$220
Net Debt to TTM Adjusted Net EBITDA[1]	3.6x	-	4.0x

2021 Organic Capital	$65	-	$85
Equity Method Investment Capital	$15	-	$25

Noble Midstream Receives Non-Binding Chevron Offer to Acquire Outstanding LP Units

On February 5, 2021, Noble Midstream Partners received a non-binding proposal (the “Proposal”) from Chevron Corporation (“Chevron”) to acquire all of the publicly held common units representing limited partner interests in the Partnership not already owned by Chevron and its affiliates.
The Board of Directors of Noble Midstream GP LLC (the “General Partner”), the General Partner of Noble Midstream, has delegated authority to its conflicts committee to negotiate the terms of the proposed transaction on behalf of the unaffiliated Noble Midstream unitholders, as is customary in similar transactions. The Proposal is subject to the negotiation and execution of a definitive agreement, as well as approval by the Board of Directors of the General Partner. There is no assurance that any such approvals will be forthcoming, that such definitive agreement will be executed, or that any transaction will be consummated.
Conference Call

Noble Midstream will host a webcast and conference call today at 9:00 a.m. Central Time to discuss fourth quarter and full year 2020 financial and operational results as well as 2021 guidance. The live audio webcast and related presentation material is accessible on the ‘Investors’ page of the Partnership’s website at www.nblmidstream.com. Conference call numbers for participation are 877-883-0383, or 412-902-6506 for international calls. The passcode number is 8383676. A replay of the conference call will be available at the same web location following the event., or 412-902-6506 for international calls. The passcode number is 8383676. A replay of the conference call will be available at the same web location following the event
1 Adjusted Net EBITDA, Free Cash Flow (FCF), Distributable Cash Flow (DCF), Distribution Coverage Ratio and Net Debt to TTM Adjusted Net EBITDA are not Generally Accepted Accounting Principles (GAAP) measures. Definitions and reconciliations of these Non-GAAP measures to their most directly comparable GAAP reporting measures appear in Schedule 4 attached hereto.
Noble Midstream does not provide guidance on the items used to reconcile between forecasted Adjusted Net EBITDA, FCF, DCF, Net Debt to TTM Adjusted Net EBITDA or Distribution Coverage Ratio and Net Cash Provided by Operating Activities due to the uncertainty regarding timing and estimates of certain of such items. Noble Midstream provides a range of such Non-GAAP financial measures to allow for the variability in timing and uncertainty of estimates of such reconciling items. Therefore, Noble Midstream cannot reconcile forecasted Adjusted Net EBITDA, FCF, DCF, Net Debt to TTM Adjusted Net EBITDA or Distribution Coverage Ratio to Net Cash Provided by Operating Activities without unreasonable effort. See Schedule 4 for further information.
2 “Net” is equivalent to “attributable to the Partnership”.
About Noble Midstream
Noble Midstream is a master limited partnership originally formed by Noble Energy, Inc., and majority-owned by Chevron Corporation to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services and owns equity interests in oil pipelines in the DJ Basin in Colorado and the Delaware Basin in Texas. Noble Midstream strives to be the midstream provider and partner of choice for its safe operations, reliability, and strong relationships while enhancing value for all stakeholders. For more information, please visit www.nblmidstream.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Words such as “estimate,” “anticipate,” “believe,” “project,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “on schedule,” “on track,” “strategy” and other similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Midstream Partners LP’s (“Noble Midstream,” “we,” or “our”) current views about future events. Our forward-looking statements may include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded partnership and our capital programs. In addition, our forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to maintain market share and impact commodity pricing and the expected impact on our business, operations, earnings and results. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Noble Midstream does not assume any obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.
Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those projected. These risks include, without limitation, changes in general economic conditions, including without limitation the impacts of the COVID-19 pandemic; our customers’ ability to meet their drilling and development plans; competitive conditions in the Partnership’s industry; actions taken by third-party operators, gatherers, processors and transporters; the demand for crude oil and natural gas gathering and processing services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the ability of third parties to complete construction of pipelines in which Noble Midstream holds equity interests on time and on budget; the price and availability of debt and equity; the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels; risks associated with the change in ownership of our General Partner; and other risks inherent in the Partnership’s business, including those described under “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” in Noble Midstream’s 2019 Annual Report on Form 10-K and in subsequent reports that we file with the U.S. Securities and Exchange Commission (SEC).
Non-GAAP Financial Measures
This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Midstream’s overall financial performance. Please see the attached schedules for reconciliations of the non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures and for the reasons why management believes non-GAAP measures provide useful information to investors.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where You Can Find It

In connection with the proposal that Chevron made for a business combination transaction with Noble Midstream, subject to further developments and if a transaction is agreed, Chevron and Noble Midstream may file one or more registration statements, information statements, consent solicitation statements, proxy statements, prospectuses, or other documents with the SEC. INVESTORS AND SECURITY HOLDERS OF CHEVRON AND NOBLE MIDSTREAM ARE ADVISED TO CAREFULLY READ ANY REGISTRATION STATEMENT, INFORMATION STATEMENT,

CONSENT SOLICITATION STATEMENT, PROXY STATEMENT, PROSPECTUS, OR OTHER DOCUMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Any definitive information statement, consent solicitation statement, or proxy statement, if any when available, will be sent to security holders of Noble Midstream in connection with any solicitation of proxies or consents of Noble Midstream unitholders relating to the proposed transaction. Investors and security holders may obtain a free copy of such documents and other relevant documents (if and when available) filed by Chevron or Noble Midstream with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of such documents and other relevant documents (if and when available) from Chevron’s website at www.chevron.com under the “Investors” tab under the heading “SEC Filings” or from Noble Midstream’s website at www.nblmidstream.com under the “Investors” tab and the “SEC Filings” sub-tab.

Participants in the Solicitation

Chevron, Noble Midstream and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies and consents in respect of the transaction. Information about these persons is set forth in Chevron’s proxy statement relating to its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2020, and Noble Midstream’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 12, 2020, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the consent solicitation statement prospectus statement, or other relevant documents regarding the transaction (if and when available), which may be filed with the SEC.

Contact:
Park Carrere
General Manager, Investor Relations
(281) 872-3208
park.carrere@nblmidstream.com

Schedule 1
Noble Midstream Partners LP
Revenue and Throughput Volume Statistics
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
DJ Basin
Crude Oil Sales Volumes (Bbl/d)	18,458	10,935	16,964	9,354
Crude Oil Gathering Volumes (Bbl/d)	153,020	190,216	174,644	182,121
Natural Gas Gathering Volumes (MMBtu/d)	521,154	531,559	503,794	476,605
Natural Gas Processing Volumes (MMBtu/d)	40,959	47,712	41,511	50,039
Produced Water Gathering Volumes (Bbl/d)	28,532	37,122	35,190	39,629
Fresh Water Delivery Volumes (Bbl/d)	88,945	125,823	91,886	164,524

Delaware Basin
Crude Oil Gathering Volumes (Bbl/d)	46,906	59,671	54,347	49,842
Natural Gas Gathering Volumes (MMBtu/d)	147,539	200,491	166,032	155,155
Produced Water Gathering Volumes (Bbl/d)	117,299	181,581	138,449	148,886

Total Gathering Systems
Crude Oil Sales Volumes (Bbl/d)	18,458	10,935	16,964	9,354
Crude Oil Gathering Volumes (Bbl/d)	199,926	249,887	228,991	231,963
Natural Gas Gathering Volumes (MMBtu/d)	668,693	732,050	669,826	631,760
Total Barrels of Oil Equivalent (Boe/d) (1)	285,656	354,675	314,866	322,312
Natural Gas Processing Volumes (MMBtu/d)	40,959	47,712	41,511	50,039
Produced Water Gathering Volumes (Bbl/d)	145,831	218,703	173,639	188,515

Total Fresh Water Delivery
Fresh Water Services Volumes (Bbl/d)	88,945	125,823	91,886	164,524

Schedule 2
Noble Midstream Partners LP
Consolidated Statements of Operations
(in thousands, except per unit amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Gathering and Processing — Affiliate	$76,412	$92,985	$328,411	$337,086
Gathering and Processing — Third Party	17,892	22,381	78,654	76,645
Fresh Water Delivery — Affiliate	15,515	10,765	57,834	77,566
Fresh Water Delivery — Third Party	67	4,196	7,680	12,591
Crude Oil Sales — Third Party	93,455	57,938	281,205	189,772
Other — Affiliate	788	790	2,947	3,183
Other — Third Party	3,136	1,710	7,894	6,958
Total Revenues	207,265	190,765	764,625	703,801
Costs and Expenses
Cost of Crude Oil Sales	89,626	56,173	270,678	181,390
Direct Operating	25,844	27,763	92,387	116,675
Depreciation and Amortization	26,969	25,396	105,697	96,981
General and Administrative	6,545	11,789	24,721	25,777
Goodwill Impairment	—	—	109,734	—
Other Operating Expense (Income)	(28)	—	4,698	(488)
Total Operating Expenses	148,956	121,121	607,915	420,335
Operating Income	58,309	69,644	156,710	283,466
Other (Income) Expense
Interest Expense, Net of Amount Capitalized	6,643	4,734	26,570	16,236
Investment Loss, Net	8,684	12,720	34,891	17,748
Total Other (Income) Expense	15,327	17,454	61,461	33,984
Income Before Income Taxes	42,982	52,190	95,249	249,482
Income Tax Expense	196	796	383	4,015
Net Income	42,786	51,394	94,866	245,467
Less: Net Income Prior to the Drop-Down and Simplification	—	1,692	—	12,929
Net Income Subsequent to the Drop-Down and Simplification	42,786	49,702	94,866	232,538
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,878	10,306	(39,165)	72,542
Net Income Attributable to Noble Midstream Partners LP	39,908	39,396	134,031	159,996
Less: Net Income Attributable to Incentive Distribution Rights	—	—	—	13,967
Net Income Attributable to Limited Partners	$39,908	$39,396	$134,031	$146,029

Net Income Attributable to Limited Partners Per Limited Partner Unit — Basic
Common Units	$0.44	$0.65	$1.49	$3.09
Subordinated Units	$—	$—	$—	$3.86

Net Income Attributable to Limited Partners Per Limited Partner Unit — Diluted
Common Units	$0.44	$0.65	$1.49	$3.08
Subordinated Units	$—	$—	$—	$3.86

Weighted Average Limited Partner Units Outstanding — Basic
Common Units	90,173	60,431	90,165	40,083
Subordinated Units	—	—	—	5,795

Weighted Average Limited Partner Units Outstanding — Diluted
Common Units	90,201	60,454	90,167	40,105
Subordinated Units	—	—	—	5,795

Schedule 3
Noble Midstream Partners LP
Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and Cash Equivalents	$16,332	$12,676
Accounts Receivable — Affiliate	55,011	42,428
Accounts Receivable — Third Party	45,615	44,093
Other Current Assets	8,093	8,730
Total Current Assets	125,051	107,927
Property, Plant and Equipment
Total Property, Plant and Equipment, Gross	2,074,790	2,006,995
Less: Accumulated Depreciation and Amortization	(315,441)	(244,038)
Total Property, Plant and Equipment, Net	1,759,349	1,762,957
Investments	904,955	660,778
Intangible Assets, Net	245,510	277,900
Goodwill	—	109,734
Other Noncurrent Assets	2,331	6,786
Total Assets	$3,037,196	$2,926,082
LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current Liabilities
Accounts Payable — Affiliate	$3,713	$8,155
Accounts Payable — Trade	65,723	107,705
Current Portion of Debt	501,856	—
Other Current Liabilities	10,323	11,680
Total Current Liabilities	581,615	127,540
Long-Term Liabilities
Long-Term Debt	1,109,652	1,495,679
Asset Retirement Obligations	41,572	37,842
Other Long-Term Liabilities	4,006	4,160
Total Liabilities	1,736,845	1,665,221
Mezzanine Equity
Redeemable Noncontrolling Interest, Net	119,658	106,005
Equity
Common Units (90,174 and 90,136 units outstanding, respectively)	823,470	813,999
Noncontrolling Interests	357,223	340,857
Total Equity	1,180,693	1,154,856
Total Liabilities, Mezzanine Equity and Equity	$3,037,196	$2,926,082

Schedule 4
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures
Non-GAAP Financial Measures
This news release, the financial tables and other supplemental information include Adjusted EBITDA, Adjusted Net EBITDA, FCF, DCF, Net Debt to TTM Adjusted Net EBITDA and Distribution Coverage Ratio, all of which are non-GAAP measures which may be used periodically by management when discussing our financial results with investors and analysts.
We define Adjusted EBITDA as net income before income taxes, net interest expense, depreciation and amortization and certain other items that we do not view as indicative of our ongoing performance. Additionally, Adjusted EBITDA reflects the adjusted earnings impact of our equity method investments by adjusting our equity earnings or losses from our equity method investments to reflect our proportionate share of the EBITDA of such equity method investments. We define Adjusted Net EBITDA as Adjusted EBITDA less the portion attributable to noncontrolling interests. We define Net Debt to TTM Adjusted Net EBITDA as Total Debt less cash and cash equivalents divided by the TTM Adjusted Net EBITDA. Net Debt to TTM Adjusted Net EBITDA is an annualized leverage ratio used by management to assess our ability to incur and service debt and fund capital expenditures.
Adjusted EBITDA and Adjusted Net EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:
•our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;
•the ability of our assets to generate sufficient cash flow to make distributions to our partners;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We define FCF as Net Cash Provided by Operating Activities before working capital less total capital expenditures, non-controlling interests and before equity distributions. DCF is defined as Adjusted Net EBITDA plus distributions received from our equity method investments less our proportionate share of Adjusted EBITDA from such equity method investments, estimated maintenance capital expenditures and cash interest paid.
FCF is used by management to evaluate our overall liquidity and DCF is used by management to evaluate our overall performance and liquidity. Our partnership agreement requires us to distribute all available cash on a quarterly basis, and FCF and DCF are factors used by the board of directors of our general partner to help determine the amount of available cash that is available to our unitholders for a given period. We define Distribution Coverage Ratio as DCF divided by total distributions declared. The Distribution Coverage Ratio is used by management to illustrate our ability to make our distributions each quarter.
We believe that the presentation of Adjusted EBITDA, Adjusted Net EBITDA, FCF, DCF, Net Debt to TTM Adjusted Net EBITDA and Distribution Coverage Ratio provide information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted Net EBITDA, Net Debt to TTM Adjusted Net EBITDA, DCF and Distribution Coverage Ratio is net income, and net debt to net income and net income to distributions as ratios. The GAAP measure most directly comparable to FCF is Net Cash Provided by Operating Activities, but due to the inability to accurately forecast working capital changes, we cannot reconcile FCF without unreasonable effort.
Adjusted EBITDA, Adjusted Net EBITDA, FCF, Net Debt to TTM Adjusted Net EBITDA, DCF and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Adjusted Net EBITDA, FCF, Net Debt to TTM Adjusted Net EBITDA, DCF and Distribution Coverage Ratio exclude some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA, Adjusted Net EBITDA, FCF, Net Debt to TTM Adjusted Net EBITDA, DCF and Distribution Coverage Ratio as presented herein may not be comparable to similarly titled measures of other companies.
Noble Midstream does not provide guidance on the reconciling items between forecasted Adjusted Net EBITDA, FCF, Net Debt to TTM Adjusted Net EBITDA, DCF or Distribution Coverage Ratio and their most directly comparable GAAP reporting measures due to the uncertainty regarding timing and estimates of these items. Noble Midstream provides a range of such information to allow for the variability in timing and uncertainty of estimates of such reconciling items. Therefore, Noble Midstream cannot reconcile forecasted FCF, Net Debt to TTM Adjusted Net EBITDA, DCF or Distribution Coverage Ratio without unreasonable effort.

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended December 31,		Trailing Twelve
	2020	2019	Months
Reconciliation from Net Income (GAAP)
Net Income	$42,786	$51,394	$94,866
Add:
Depreciation and Amortization	26,969	25,396	105,697
Interest Expense, Net of Amount Capitalized	6,643	4,734	26,570
Proportionate Share of Equity Method Investment EBITDA Adjustments	25,781	6,330	82,363
Goodwill Impairment	—	—	109,734
Other	988	7,328	6,531
Adjusted EBITDA (Non-GAAP)	103,167	95,182	425,761
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction	—	4,593	—
Adjusted EBITDA Subsequent to Drop-Down and Simplification (Non-GAAP)	103,167	90,589	425,761
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	8,315	17,202	32,835
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	94,852	73,387	392,926
Add:
Distribution from Equity Method Investments Attributable to Noble Midstream Partners LP	5,260	1,480
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	13,087	(7,247)
Cash Interest Paid	6,415	9,772
Maintenance Capital Expenditures	6,612	7,011
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$73,998	$65,331
Distributions (Declared)	$16,917	$62,004
Distribution Coverage Ratio (Declared)	4.4x	1.1x

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to
Adjusted EBITDA (Non-GAAP) and Distributable Cash Flow (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended December 31,		Trailing Twelve
	2020	2019	Months
Reconciliation from Net Cash Provided by Operating Activities (GAAP)
Net Cash Provided by Operating Activities (GAAP)	$85,219	$95,106	$376,629
Add:
Interest Expense, Net of Amount Capitalized	6,643	4,734	26,570
Changes in Operating Assets and Liabilities	2,817	(5,261)	16,144
Equity Method Investment EBITDA Adjustments	8,436	(8,729)	7,664
Other	52	9,332	(1,246)
Adjusted EBITDA (Non-GAAP)	103,167	95,182	425,761
Less:
Adjusted EBITDA Prior to Drop-Down and Simplification Transaction	—	4,593	—
Adjusted EBITDA Subsequent to Drop-Down and Simplification Transaction	103,167	90,589	425,761
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	8,315	17,202	32,835
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	94,852	73,387	392,926
Add:
Distribution from Equity Method Investments Attributable to Noble Midstream Partners LP	5,260	1,480
Less:
Proportionate Share of Equity Method Investment EBITDA Attributable to Noble Midstream Partners LP	13,087	(7,247)
Cash Interest Paid	6,415	9,772
Maintenance Capital Expenditures	6,612	7,011
Distributable Cash Flow of Noble Midstream Partners LP (Non-GAAP)	$73,998	$65,331
Distributions (Declared)	$16,917	$62,004
Distribution Coverage Ratio (Declared)	4.4x	1.1x

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Calculation of Net Debt to Trailing Twelve Months Adjusted Net EBITDA
(in thousands, unaudited)

December 31, 2020
Revolving Credit Facility, due March 9, 2023	710,000
Term Loan Credit Facility, due July 31, 2021	500,000
Term Loan Credit Facility, due August 23, 2022	400,000
Finance Lease Obligation	2,063
Total Debt	1,612,063
Less: Cash and Cash Equivalents	16,332
Net Debt	1,595,731

Trailing Twelve Months Adjusted Net EBITDA	392,926

Net Debt to Trailing Twelve Months Adjusted Net EBITDA	4.1x

Schedule 4 (Continued)
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of 2021 GAAP Guidance to 2021 Non-GAAP Guidance
(in millions, unaudited)

	2021 Guidance Range
	Full Year
Reconciliation from Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
Net Income (GAAP)	$155	-	$185
Add:
Depreciation and Amortization	105		110
Interest Expense, Net of Amount Capitalized	36		32
Proportionate Share of Equity Method Investment EBITDA Adjustments	92		101
Other	2		2
Adjusted EBITDA (Non-GAAP)	390		430
Less:
Adjusted EBITDA Attributable to Noncontrolling Interests	30		35
Adjusted EBITDA Attributable to Noble Midstream Partners LP (Non-GAAP)	$360	-	$395